EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information, contact:

Lawrence J. Taff
Executive Vice President, Honolulu Operations
Pacific Office Properties Trust, Inc.
841 Bishop Road Street, Suite 1700
Honolulu, Hawaii 96813
(808) 544-1219

PACIFIC OFFICE PROPERTIES TRUST
ANNOUNCES NEW REVOLVING CREDIT FACILITY

LOS ANGELES, September 4, 2009 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office REIT, announced today that it has closed on a new $10 million revolving credit facility with First Hawaiian Bank, a subsidiary of BNP Paribas. BNP Paribas was recently ranked 29th on the Forbes Global 2000 list of the world’s largest companies.  Pacific Office also announced today that it has paid off and terminated its existing revolving credit facility with KeyBank National Association.

Proceeds of the First Hawaiian Bank credit facility, which matures September 2, 2011, will be used for working capital and general corporate purposes, including capital expenditures and the issuance of commercial and standby letters of credit.  Amounts borrowed under the facility will bear interest at one percentage point per annum over the annual percentage yield paid by First Hawaiian Bank on time certificates of deposit.

"We are pleased to have completed this financing, particularly considering today’s restrictive credit markets,” said Jay Shidler, Chairman of Pacific Office.  “The new revolving credit facility enhances our financial flexibility while reducing our overall borrowing costs.  We look forward to a long and mutually beneficial partnership with First Hawaiian Bank and BNP Paribas as we continue to pursue our strategic growth initiatives."

Mr. Shidler continued, “I have had a strong 36-year relationship with First Hawaiian Bank.  As Hawaii’s largest office building owner, it’s both logical and highly beneficial that Pacific Office has a significant relationship with Hawaii’s largest bank.”

Additional details of the new credit agreement and the termination of the Key Bank facility are outlined in the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Pacific Office Properties Trust, Inc.
Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a real estate investment trust that acquires, owns, and operates office properties in the Western U.S., focusing initially on the long-term growth sub-markets of Honolulu, San Diego, Los Angeles, and Phoenix.  The Company is externally managed by Pacific Office Management, Inc., an affiliate of The Shidler Group, and an entity owned by the Company’s founders.

The Company’s strategy is to acquire, primarily in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning, and superior leasing and management.  The Company continues in the tradition of The Shidler Group’s highly successful institutional joint-venture operations, which focus on acquiring opportunistic and value-added commercial real estate in partnership with institutional co-investors.

Certain Information About Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions.  Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should”, “may”, “will”, “expect”, “believe”, “anticipate”, “intend”, “could”, “estimate”, or “continue”, or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC.  Pacific Office Properties Trust, Inc. and The Shidler Group disclaim any obligation to revise or update any forward-looking statements that may be made from time to time by any of them or on their behalf.

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